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                                                                   Exhibit 99.2



To The Board of Directors and Shareholders of Integra Financial Corporation

We have audited the accompanying consolidated balance sheet of Integra Financial Corporation and subsidiaries (the Corporation) as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three year period ended December 31, 1995 (not presented separately herein). These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all materials respects, the consolidated financial position of Integra Financial Corporation and subsidiaries as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the years in the three year period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in Notes 1, 6 and 8 to the consolidated financial statements, in 1995 the Corporation changed its method of accounting for loan impairment by adopting Financial Accounting Standards Board (FASB) Statement 114 Accounting by Creditors for Impairment of a Loan and Statement 118 Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures and its accounting for mortgage servicing rights by adopting FASB Statement 122 Accounting for Mortgage Servicing Rights. Also, as discussed in Notes 1, 11 and 12 to the consolidated financial statements, in 1993 the Corporation changed its method of computing income taxes by adopting FASB Statement 109 Accounting for Income Taxes and its accounting for non-pension benefit plans by adopting FASB Statement 106 Employers' Accounting for Postretirement Benefits Other Than Pensions as well as its accounting for investments by adopting FASB Statement 115 Accounting for Certain Investments in Debt and Equity Securities.

COOPERS & LYBRAND LLP


Pittsburgh Pennsylvania
January 17, 1996